Exhibit 4.10


                      NINTH ISSUER BANK ACCOUNT AGREEMENT

                                DATED [*], 2005

                         HOLMES FINANCING (NO. 9) PLC
                                AS NINTH ISSUER

                                      AND

                              ABBEY NATIONAL PLC
      AS NINTH ISSUER CASH MANAGER AND NINTH ISSUER STERLING ACCOUNT BANK

                                      AND

                                CITIBANK, N.A.
                   AS NINTH ISSUER NON-STERLING ACCOUNT BANK

                                      AND

                      THE BANK OF NEW YORK, LONDON BRANCH
                       AS NINTH ISSUER SECURITY TRUSTEE

                                 ALLEN & OVERY

                               ALLEN & OVERY LLP

                                    LONDON

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Definitions and Interpretation......................................... 1
2.    The Ninth Issuer Transaction Accounts.................................. 2
3.    Payments............................................................... 3
4.    Mandates and Statements................................................ 4
5.    Acknowledgement by the Ninth Issuer Account Banks...................... 4
6.    Certification, Indemnity and Enforcement Notice........................ 6
7.    Change of Ninth Issuer Security Trustee or Ninth
      Issuer Account Bank.................................................... 7
8.    Termination............................................................ 7
9.    Further Assurance......................................................11
10.   Confidentiality........................................................11
11.   Costs..................................................................11
12.   Notices................................................................11
13.   Interest...............................................................12
14.   Withholding............................................................12
15.   Tax Status.............................................................13
16.   Entire Agreement.......................................................13
17.   Variation and Waiver...................................................13
18.   Assignment.............................................................13
19.   The Ninth Issuer Security Trustee......................................14
20.   Exclusion of Third Party Rights........................................14
21.   Counterparts...........................................................14
22.   Governing Law..........................................................14

SCHEDULE

1.    Form of Account Mandate................................................15
      Part 1    Form of Ninth Issuer Sterling Account Mandate...... .........15
      Part 2    Form of Ninth Issuer Non-Sterling Account Mandate............16
2.    Notices of Charge and Acknowledgements of Receipt......................17
      Part 1    Notice of Charge - Ninth Issuer Sterling Account.............17
      Part 2    Notice of Charge - Ninth Issuer Non-Sterling Account.........19
      Part 3    Acknowledgement - Ninth Issuer Sterling Account..............21
      Part 4    Acknowledgement - Ninth Issuer Non-Sterling Account..........22

Signatories..................................................................23

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THIS AGREEMENT is made on [*], 2005

BETWEEN:

(1) HOLMES FINANCING (NO. 9) PLC (registered number 5115696), a public limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the NINTH ISSUER);

(2) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN, in its capacity as cash manager to the Ninth Issuer pursuant to the Ninth Issuer Cash Management Agreement (the NINTH ISSUER CASH MANAGER) and in its capacity as account bank to the Ninth Issuer acting from its branch at 21 Prescot Street, London E1 8AD (the NINTH ISSUER STERLING ACCOUNT BANK);

(3) CITIBANK, N.A., LONDON BRANCH acting through its office at Citigroup Centre, Canada Square, London E14 5LB (the NINTH ISSUER NON-STERLING ACCOUNT BANK and, together with the Ninth Issuer Sterling Account Bank, the NINTH ISSUER ACCOUNT BANKS); and

(4) THE BANK OF NEW YORK, LONDON BRANCH acting through its office at 48th Floor, One Canada Square, London E14 5AL (the NINTH ISSUER SECURITY TRUSTEE, which expression shall include such persons and all other persons for the time being acting as trustee or trustees under the Ninth Issuer Deed of Charge).

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      The Amended and Restated Master Definitions and Construction Schedule and the Ninth Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on [*], 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Ninth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Ninth Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Ninth Issuer Master Definitions and Construction Schedule, the Ninth Issuer Master Definitions and Construction Schedule shall prevail.

      For the avoidance of doubt, and without prejudice to Clause 2 of the Master Definitions and Construction Schedule and Clause 2 of the Ninth Issuer Master Definitions and Construction Schedule, references in this Agreement to the Ninth Issuer Transaction Accounts of a Ninth Issuer Account Bank shall be deemed to include the singular number if such Ninth Issuer Account Bank maintains only a single Ninth Issuer Transaction Account.

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2.    THE NINTH ISSUER TRANSACTION ACCOUNTS

2.1 INSTRUCTIONS FROM NINTH ISSUER CASH MANAGER TO NINTH ISSUER STERLING ACCOUNT BANK

(a) Subject to Clause 6.3, the Ninth Issuer Sterling Account Bank shall comply with any direction of the Ninth Issuer Cash Manager to effect a payment by debiting the Ninth Issuer Sterling Account if such direction
      (i) is in writing or is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given, and (ii) complies with the Ninth Issuer Sterling Account Mandate.

(b) The Ninth Issuer Sterling Account Bank shall be entitled to rely on any direction given by telephone which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the Ninth Issuer Sterling Account Mandate, from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Ninth Issuer Cash Manager from time to time to the Ninth Issuer Sterling Account Bank and no delay in giving (or the absence of giving) the written confirmation of any such direction shall affect the validity of, or time of giving, the relevant telephone direction.

2.2   TIMING OF PAYMENT

      Without prejudice to the provisions of Clause 3.2, the Ninth Issuer Sterling Account Bank agrees that if directed pursuant to Clause 2.1 to make any payment then, subject to Clauses 2.4 and 6.3 below, it will do so prior to close of business on the Business Day on which such direction is received and for value that day, provided that, if any direction is received later than 12.00 p.m. (London time) on any Business Day, the Ninth Issuer Sterling Account Bank shall make such payment at the commencement of business on the following Business Day for value that day.

2.3   NINTH ISSUER STERLING ACCOUNT CHARGES

      The charges of the Ninth Issuer Sterling Account Bank for the operation of the Ninth Issuer Sterling Account shall be debited to the Ninth Issuer Sterling Account only on the first day of each month (or, if such day is not a Business Day, the next succeeding Business Day) in accordance with the order of priority set out in the Ninth Issuer Cash Management Agreement, or, following enforcement of the Ninth Issuer Security, the Ninth Issuer Deed of Charge, and the Ninth Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Ninth Issuer Sterling Account Bank.

2.4   NO OVERDRAWN BALANCE

      Notwithstanding the provisions of Clause 2.1, amounts shall only be withdrawn from the Ninth Issuer Sterling Account to the extent that such withdrawal does not cause the Ninth Issuer Sterling Account to become overdrawn.

2.5 INSTRUCTIONS FROM NINTH ISSUER CASH MANAGER TO NINTH ISSUER NON-STERLING ACCOUNT BANK

(a) Subject to Clause 6.3, the Ninth Issuer Non-Sterling Account Bank shall comply with any direction of the Ninth Issuer Cash Manager to effect a payment by debiting the Ninth Issuer Non-Sterling Account if such direction (i) is in writing or is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given, and (ii) complies with the Ninth Issuer Non-Sterling Account Mandate.

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(b)      The Ninth Issuer Non-Sterling Account Bank shall be entitled to rely on any direction given by telephone which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the Ninth Issuer Non-Sterling Account Mandate, from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Ninth Issuer Cash Manager from time to time to the Ninth Issuer Non-Sterling Account Bank and no delay in giving (or the absence of giving) the written confirmation of any such direction shall affect the validity of, or time of giving, the relevant telephone direction.

2.6   TIMING OF PAYMENT

      Without prejudice to the provisions of Clause 3.2, the Ninth Issuer Non-Sterling Account Bank agrees that if directed pursuant to Clause 2.5 to make any payment then, subject to Clauses 2.8 and 6.3 below, it will do so prior to close of business on the Business Day on which such direction is received and for value that day, provided that, if any direction is received later than 3.15 p.m. (London time) (or, in the case of a payment to an account held by a member bank of the Association for Payment Clearing Services (APACS) within the town clearing area, 3.45 p.m. (London time) or, in the case of a payment to another account with the Ninth Issuer Non-Sterling Account Bank at the same branch, 4.00 p.m. (London time)) on any Business Day, the Ninth Issuer Non-Sterling Account Bank shall make such payment at the commencement of business on the following Business Day for value that day.

2.7   NINTH ISSUER NON-STERLING ACCOUNT CHARGES

      The charges of the Ninth Issuer Non-Sterling Account Bank for the operation of the Ninth Issuer Non-Sterling Account shall be debited to the Ninth Issuer Non-Sterling Account only on each Interest Payment Date in accordance with the order of priority set out in the Ninth Issuer Cash Management Agreement, or, following enforcement of the Ninth Issuer Security, the Ninth Issuer Deed of Charge, and the Ninth Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Ninth Issuer Non-Sterling Account Bank.

2.8   NO OVERDRAWN BALANCE

      Notwithstanding the provisions of Clause 2.5, amounts shall only be withdrawn from the Ninth Issuer Non-Sterling Account to the extent that such withdrawal does not cause the Ninth Issuer Non-Sterling Account to become overdrawn.

3.    PAYMENTS

3.1   INSTRUCTIONS FROM THE NINTH ISSUER CASH MANAGER

(a) The Ninth Issuer Cash Manager shall, no later than 11.00 a.m. (London time) on the fourth London Business Day before the date upon which any payment is due to be made from any of the Ninth Issuer Transaction Accounts (including the payments due to be made on each Interest Payment
      Date), submit to the Ninth Issuer Account Banks irrevocable written instructions as to the payments to be made out of the relevant accounts on such date.

(b) The Ninth Issuer Account Banks shall comply with such instructions and shall effect the payments specified therein not later than the time specified for payment thereof (provided that each Ninth Issuer Account Bank shall not have any liability to any person if it fails to effect timely payment by reason of strike, computer failure, power cut or other matters beyond its control) on the relevant date if the instructions comply with the relevant Ninth Issuer Transaction Account Mandate.

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3.2   TIMING OF PAYMENT

      Each Ninth Issuer Account Bank agrees that it will, not later than 11.00 a.m. (London time) on the second London Business Day prior to each Interest Payment Date, confirm to the Ninth Issuer Cash Manager (provided that such is the case) that it has received irrevocable instructions to effect payment to the Principal Paying Agent on the relevant Interest Payment Date and specifying the amount of the payment to be made and that, subject to receipt of funds, it will effect such payment.

4.    MANDATES AND STATEMENTS

4.1   SIGNING AND DELIVERY OF MANDATES

      The Ninth Issuer has delivered to the Ninth Issuer Account Banks prior to the Ninth Issuer Closing Date the Ninth Issuer Transaction Account Mandates in the forms set out in Schedule 1 hereto duly executed and relating to the Ninth Issuer Transaction Accounts, and the Ninth Issuer Account Banks hereby confirm to the Ninth Issuer Security Trustee that the Ninth Issuer Transaction Account Mandates have been provided to it, that the Ninth Issuer Transaction Accounts are open and that the Ninth Issuer Transaction Account Mandates are operative.

4.2   AMENDMENT OR REVOCATION

      Each Ninth Issuer Account Bank agrees that it shall notify the Ninth Issuer Security Trustee as soon as is reasonably practicable, if it receives any amendment or revocation of a Ninth Issuer Transaction Account Mandate in respect of a Ninth Issuer Transaction Account that it holds (other than a change of Authorised Signatory) and shall require the consent of the Ninth Issuer Security Trustee to any such amendment or revocation (other than a change of Authorised Signatory) but, unless such Ninth Issuer Transaction Account Mandate is revoked, each Ninth Issuer Account Bank may continue to comply with the relevant amended Ninth Issuer Transaction Account Mandate unless it receives notice in writing from the Ninth Issuer Security Trustee to the effect that a Ninth Issuer Note Enforcement Notice has been served or that the appointment of Abbey National plc as Ninth Issuer Cash Manager under the Ninth Issuer Cash Management Agreement has been terminated.

4.3   STATEMENTS

      Each Ninth Issuer Account Bank shall submit monthly written statements to the Ninth Issuer Cash Manager setting out the amounts standing to the credit of the relevant Ninth Issuer Transaction Account at the close of business on the immediately preceding Business Day within three Business Days of the statement date.

5.    ACKNOWLEDGEMENT BY THE NINTH ISSUER ACCOUNT BANKS

5.1   RESTRICTION ON NINTH ISSUER ACCOUNT BANKS' RIGHTS

      Notwithstanding anything to the contrary in the Ninth Issuer Transaction Account Mandates, each Ninth Issuer Account Bank hereby:

  (a) waives any right it has or may hereafter acquire to combine, consolidate or merge its Ninth Issuer Transaction Accounts with any other account of the Ninth Issuer Cash Manager, the Ninth Issuer, the Mortgages Trustee, Funding, the Seller, the Ninth Issuer Security Trustee, the Security Trustee or any other person or any liabilities of the Ninth Issuer Cash

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         Manager, the Ninth Issuer, the Mortgages Trustee, Funding, the Seller,
         the Ninth Issuer Security Trustee, the Security Trustee or any other person to it;

  (b) agrees that it may not exercise any lien, or to the extent permitted by law, any set-off or transfer any sum standing to the credit of or to be credited to its Ninth Issuer Transaction Accounts in or towards satisfaction of any liabilities to it of the Ninth Issuer Cash Manager, the Ninth Issuer, the Mortgages Trustee, Funding, the Seller, the Ninth Issuer Security Trustee, the Security Trustee or any other person;

  (c) in addition and without prejudice to its rights and obligations as a Ninth Issuer Secured Creditor, agrees that it will not take, and shall not take, any steps whatsoever to recover any amount due or owing to it pursuant to this Agreement or any other debts whatsoever owing to it by the Ninth Issuer, or procure the winding-up or liquidation of the Ninth Issuer or the making of an administration order in relation to the Ninth Issuer or the filing of documents with the court in relation to the Ninth Issuer or the service of a notice of intention to appoint an administrator in relation to the Ninth Issuer in respect of any of the liabilities of the Ninth Issuer whatsoever other than to the extent expressly permitted under the Ninth Issuer Deed of Charge;

  (d) agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Ninth Issuer pursuant to the Transaction Documents;

  (e) agrees that it will notify the Ninth Issuer Cash Manager, the Ninth Issuer and the Ninth Issuer Security Trustee if compliance with any instruction would cause its Ninth Issuer Transaction Accounts to have a negative balance, such notification to be given on the same Business Day it determines that compliance with such instruction would cause any such account to have a negative balance; and

  (f) acknowledges that the Ninth Issuer has, pursuant to the Ninth Issuer Deed of Charge, inter alia, assigned by way of security all its rights, title, interest and benefit, present and future, in and to, all sums from time to time standing to the credit of its Ninth Issuer Transaction Accounts and all of its rights under this Agreement to the Ninth Issuer Security Trustee.

5.2   NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT

(a) The Ninth Issuer Sterling Account Bank agrees that promptly upon receipt of a notice of assignment signed by the Ninth Issuer, in (or substantially in) the form of notice set out in Part 1 of Schedule 2 hereto the Ninth Issuer Sterling Account Bank shall sign and duly return to the Ninth Issuer, with a copy to the Ninth Issuer Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in Part 3 of Schedule 2 hereto.

(b) The Ninth Issuer Non-Sterling Account Bank agrees that promptly upon receipt of a notice of assignment signed by the Ninth Issuer, in (or substantially in) the form of notice set out in Part 2 of Schedule 2 hereto the Ninth Issuer Non-Sterling Account Bank shall sign and duly return to the Ninth Issuer, with a copy to the Ninth Issuer Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in Part 4 of Schedule 2 hereto.

5.3   MONTHLY STATEMENT

      Unless and until directed otherwise by the Ninth Issuer Security Trustee, each Ninth Issuer Account Bank shall provide each of the Ninth Issuer Cash Manager, the Ninth Issuer and the Ninth Issuer Security Trustee with a statement in respect of its Ninth Issuer Transaction Accounts automatically on a monthly basis and also as soon as reasonably practicable after

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      receipt of a request for a statement. Each Ninth Issuer Account Bank is hereby authorised by the Ninth Issuer to provide statements in respect of its Ninth Issuer Transaction Accounts to the Ninth Issuer Cash Manager and the Ninth Issuer Security Trustee.

6.    CERTIFICATION, INDEMNITY AND ENFORCEMENT NOTICE

6.1 NINTH ISSUER ACCOUNT BANKS TO COMPLY WITH NINTH ISSUER CASH MANAGER'S INSTRUCTIONS

      Unless otherwise directed by the Ninth Issuer Security Trustee pursuant to Clause 6.3, in making any transfer or payment from its Ninth Issuer Transaction Accounts in accordance with this Agreement, a Ninth Issuer Account Bank shall be entitled to act as directed by the Ninth Issuer Cash Manager pursuant to Clauses 2.1 and 3.1 or pursuant to Clauses 2.5 and 3.1, as the case may be, and to rely as to the amount of any such transfer or payment on the Ninth Issuer Cash Manager's instructions in accordance with the relevant Ninth Issuer Transaction Account Mandate, and each Ninth Issuer Account Bank shall have no liability to the Ninth Issuer Cash Manager, the Ninth Issuer or the Ninth Issuer Security Trustee except in the case of its wilful default or negligence.

6.2   NINTH ISSUER'S INDEMNITY

      The Ninth Issuer shall indemnify each Ninth Issuer Account Bank to the extent of funds then standing to the credit of the relevant Ninth Issuer Transaction Account against any loss, cost, damage, charge or expense incurred by it in complying with any instruction delivered pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

  (a) the charges of a Ninth Issuer Account Bank (if any) for the operation of its Ninth Issuer Transaction Accounts other than as provided in this Agreement; and

  (b) any loss, cost, damage, charge or expense arising from any breach by a Ninth Issuer Account Bank of its obligations under this Agreement.

6.3 CONSEQUENCES OF A NINTH ISSUER INTERCOMPANY LOAN ENFORCEMENT NOTICE OR A NINTH ISSUER NOTE ENFORCEMENT NOTICE

      Each Ninth Issuer Account Bank acknowledges that, if it receives notice in writing from the Ninth Issuer Security Trustee to the effect that (a) the Security Trustee has served a Ninth Issuer Intercompany Loan Enforcement Notice, or the Ninth Issuer Security Trustee has served a Ninth Issuer Note Enforcement Notice, or (b) that the appointment of Abbey National plc as Ninth Issuer Cash Manager under the Ninth Issuer Cash Management Agreement has been terminated (but without prejudice to Clause 6.1 above) all right, authority and power of the Ninth Issuer Cash Manager in respect of the Ninth Issuer Transaction Accounts shall be terminated and be of no further effect and each Ninth Issuer Account Bank agrees that it shall, upon receipt of such notice from the Ninth Issuer Security Trustee, comply with the directions of the Ninth Issuer Security Trustee or any successor cash manager appointed by the Ninth Issuer Security Trustee (subject to such successor cash manager having entered into an agreement with that Ninth Issuer Account Bank on substantially the same terms as this Agreement) in relation to the operation of its Ninth Issuer Transaction Accounts.

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7.    CHANGE OF NINTH ISSUER SECURITY TRUSTEE OR NINTH ISSUER ACCOUNT BANK

7.1   CHANGE OF NINTH ISSUER SECURITY TRUSTEE

      In the event that there is any change in the identity of the Ninth Issuer Security Trustee or an additional Ninth Issuer Security Trustee is appointed in accordance with the Ninth Issuer Deed of Charge, the existing Ninth Issuer Security Trustee or the retiring Ninth Issuer Security Trustee, the Ninth Issuer Cash Manager, the Ninth Issuer and each Ninth Issuer Account Bank shall execute such documents and take such actions as such of the new Ninth Issuer Security Trustee and the retiring Ninth Issuer Security Trustee or, as the case may be, the existing Ninth Issuer Security Trustee shall agree are reasonably necessary for the purpose of vesting in such new Ninth Issuer Security Trustee the rights, benefits and obligations of the Ninth Issuer Security Trustee under this Agreement and releasing the retiring Ninth Issuer Security Trustee from its future obligations hereunder. It is acknowledged that a trust corporation may be appointed as sole trustee and in the event that there are one or more Ninth Issuer Security Trustees, at least one of such Ninth Issuer Security Trustees shall be a trust corporation.

7.2   CHANGE OF NINTH ISSUER ACCOUNT BANK

      If there is any change in the identity of a Ninth Issuer Account Bank, then the Ninth Issuer Cash Manager, the Ninth Issuer, the Ninth Issuer Security Trustee and any other existing Ninth Issuer Account Bank shall execute such documents and take such actions as the new Ninth Issuer Account Bank, the outgoing Ninth Issuer Account Bank and the Ninth Issuer Security Trustee may require for the purpose of vesting in the new Ninth Issuer Account Bank the rights and obligations of the outgoing Ninth Issuer Account Bank and releasing the outgoing Ninth Issuer Account Bank from its future obligations under this Agreement.

8.    TERMINATION

8.1   TERMINATION EVENTS

      The Ninth Issuer Cash Manager or the Ninth Issuer may (with the prior written consent of the Ninth Issuer Security Trustee) terminate this Agreement and shall (in the case of any of the paragraphs (b) to (f) below) or may (in the case of paragraphs (a) and (f) below with such consent) close the relevant Ninth Issuer Transaction Account by serving a written notice of termination on the relevant Ninth Issuer Account Bank in any of the following circumstances:

  (a) if a deduction or withholding for or on account of any Tax is imposed, or it appears likely that such a deduction or withholding will be imposed, in respect of the interest payable on the relevant Ninth Issuer Transaction Account; or

             if the short-term, unsubordinated, unsecured and unguaranteed debt obligation ratings of the relevant Ninth Issuer Account Bank fall below F1 by Fitch, P-1 by Moody's or A-1+ by S&P (or in each case, such other rating as may be agreed between the parties hereto and the relevant Rating Agency from time to time) and the relevant Eighth Issuer Account Bank does not, within 30 London Business Days of such an occurrence, (A) close the relevant Eighth Issuer Transaction Account held with them, and open a replacement account with a financial institution (i) having a short-term, unsecured, unsubordinated and unguaranteed debt obligation rating of at least F1 by Fitch, P-1 by Moody's or A-1+ by S&P and (ii) which is an authorised institution under the FSMA or (B) obtain a guarantee of its obligation under this Agreement from a financial institution having a short-term, unsecured, unsubordinated and

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             unguaranteed obligation rating of at least F1 by Fitch, P-1 by
             Moody's or A-1+ by S&P (provided that in the case of each of (A) and (B) above, the Rating Agencies then rating the Eighth Issuer Notes confirm that the Eighth Issuer Notes would not be adversely affected thereby), provided always that where the Relevant Deposit Amount is, or within the above 30 London Business Day period becomes, less than 30 per cent. of the amount of the Funding Share, then the minimum short-term, unsubordinated, unsecured and unguaranteed debt obligation rating of such Ninth Issuer Account Bank required by S&P shall be at least A-1 (or in each case, such other rating as may be agreed between the parties hereto and the relevant Rating Agency from time to time) and references in this Clause to a rating of A-1+ from S&P shall instead be construed as references to a rating of A-1 from S&P (or such other rating as may be agreed between the parties hereto and the S&P from time to time); or

  (b) if the relevant Ninth Issuer Account Bank, otherwise than for the purposes of such amalgamation or reconstruction as is referred to in paragraph (d) below, ceases or, through an authorised action of the board of directors of the relevant Ninth Issuer Account Bank, threatens to cease to carry on all or substantially all of its business or is deemed unable to pay its debts as and when they fall due within the meaning of Sections 123(1)and 123(2) of the Insolvency Act 1986 (as either of those Sections may be amended) or ceases to be an authorised institution under FSMA; or

  (c) if an order is made or an effective resolution is passed for the winding-up of the relevant Ninth Issuer Account Bank except a winding-up for the purposes of or pursuant to a solvent amalgamation or reconstruction, the terms of which have previously been approved by the Ninth Issuer Security Trustee in writing (such approval not to be unreasonably withheld or delayed); or

  (d) if proceedings are initiated against the relevant Ninth Issuer Account Bank under any applicable liquidation, insolvency, bankruptcy, composition, reorganisation (other than a reorganisation where such Ninth Issuer Account Bank is solvent) or other similar laws (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) such proceedings are not, in the reasonable opinion of the Ninth Issuer Security Trustee, being disputed in good faith with a reasonable prospect of success, or an administration order is granted, or the appointment of an administrator takes effect, or an administrative receiver or other receiver, liquidator, trustee in sequestration or other similar official is appointed in relation to such Ninth Issuer Account Bank or in relation to the whole or any substantial part of the undertaking or assets of such Ninth Issuer Account Bank, or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of such Ninth Issuer Account Bank, or a distress, execution or diligence or other process shall be levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of such Ninth Issuer Account Bank and such possession or process (as the case may be) is not discharged or otherwise ceases to apply within 30 days of its commencement, or such Ninth Issuer Account Bank initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, bankruptcy, composition, reorganisation or other similar laws or makes a conveyance or assignment or assignation for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness; or

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

  (e) if the relevant Ninth Issuer Account Bank fails to perform any of its obligations under this Agreement and such failure remains unremedied for three Business Days after the Ninth Issuer Cash Manager or the Ninth Issuer Security Trustee has given notice of such failure.

8.2   TERMINATION OPTION

      The Ninth Issuer and the Ninth Issuer Security Trustee, upon a breach by a Ninth Issuer Account Bank of its obligations under the Bank Account Agreement, the Funding Guaranteed Investment Contract, the Mortgages Trustee Guaranteed Investment Contract, the Cash Management Agreement, the First Issuer Bank Account Agreement, the Second Issuer Bank Account Agreement, the Third Issuer Bank Account Agreement, the Fourth Issuer Bank Account Agreement, the Fifth Issuer Bank Account Agreement, the Sixth Issuer Bank Account Agreement, the Seventh Issuer Bank Account Agreement, the Eighth Issuer Bank Account Agreement, the Ninth Issuer Bank Account Agreement, the First Issuer Cash Management Agreement, the Second Issuer Cash Management Agreement, the Third Issuer Cash Management Agreement, the Fourth Issuer Cash Management Agreement, the Fifth Issuer Cash Management Agreement, the Sixth Issuer Cash Management Agreement, the Seventh Issuer Cash Management Agreement, the Eighth Issuer Cash Management Agreement, the Ninth Issuer Cash Management Agreement or the Servicing Agreement by giving one month's prior written notice to the relevant Ninth Issuer Account Bank (with a copy to the Ninth Issuer Security Trustee), may terminate the appointment of such Ninth Issuer Account Bank, provided that:

  (a) such termination shall not be effective until a replacement financial institution or institutions (in each case (i) with a short-term, unsubordinated, unguaranteed and unsecured debt obligation rating of at least P-1 by Moody's, A-1+ by S&P and F1 by Fitch (or such other ratings that may be agreed between the parties hereto and the relevant Rating Agency from time to time) provided always that where the Relevant Deposit Amount is less than 30 per cent. of the amount of the Funding Share, then the short-term, unsubordinated, unguaranteed and unsecured rating of such replacement financial institution required by S&P shall be at least A-1 (or such other rating as may be agreed between the parties hereto and S&P from time to time) and references in this Clause to a rating of A-1+ from S&P shall instead be construed as references to a rating of A-1 from S&P (or such other rating as may be agreed between the parties hereto and the S&P from time to time) and (ii) being an authorised institution under FSMA shall have entered into an agreement in form and substance similar to this Agreement; and

  (b) such termination would not adversely affect the then current ratings of the Ninth Issuer Notes.

      The Ninth Issuer Cash Manager and the Ninth Issuer shall use reasonable endeavours to agree such terms with such a replacement financial institution or institutions within 60 days of the date of the notice. In the event of such termination the relevant Ninth Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby and the Ninth Issuer shall reimburse such Ninth Issuer Account Bank for its reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable costs and expenses) incurred during the period of, and until completion of, such transition.

8.3   NOTIFICATION OF TERMINATION EVENT

      Each of the Ninth Issuer, the Ninth Issuer Cash Manager and each Ninth Issuer Account Bank undertakes and agrees to notify the Ninth Issuer Security Trustee of any event which would or could entitle the Ninth Issuer Security Trustee to serve a notice of termination pursuant to Clause 8.4 promptly upon becoming aware thereof.

8.4   TERMINATION BY NINTH ISSUER SECURITY TRUSTEE

      In addition, prior to the service of a Ninth Issuer Intercompany Loan Enforcement Notice or a Ninth Issuer Note Enforcement Notice, the Ninth Issuer Security Trustee may terminate this Agreement and close any of the Ninth Issuer Transaction Accounts by serving a notice of termination if any of the events specified in Clause 8.1(a) to 8.1(e) (inclusive) of this Agreement occurs in relation to the relevant Ninth Issuer Account Bank. Following the service of a Ninth Issuer Intercompany Loan Enforcement Notice or a Ninth Issuer Note Enforcement Notice, the Ninth Issuer Security Trustee may serve a notice of termination at any time.

8.5   AUTOMATIC TERMINATION

      This Agreement shall automatically terminate (if not terminated earlier pursuant to this Clause 8) on the date falling 90 days after all Ninth Issuer Secured Obligations having been irrevocably discharged in full.

8.6   TERMINATION BY NINTH ISSUER ACCOUNT BANK

      Each Ninth Issuer Account Bank may terminate this Agreement and cease to operate its Ninth Issuer Transaction Accounts at any time:

  (a) on giving not less than six months' prior written notice thereof ending on any Business Day which does not fall on either an Interest Payment Date or less than 10 Business Days before an Interest Payment Date to each of the other parties hereto without assigning any reason therefor; or

  (b) on giving not less than three months' prior written notice thereof ending on any Business Day which does not fall on either an Interest Payment Date or less than 10 Business Days before an Interest Payment Date to each of the other parties hereto, if such Ninth Issuer Account Bank shall have demanded payment of its due charges or any interest and the same shall have remained unpaid for a period of one month, provided that if the relevant amounts have been paid on or before the date six weeks after the date of delivery of such notice the notice shall have no effect,

      PROVIDED THAT such termination shall not take effect:

      (i) until a replacement financial institution or institutions (in each case (i) with a short-term, unsubordinated, unguaranteed and unsecured debt obligation rating of at least P-1 (in the case of Moody's) and A-1+ (in the case of S&P) and F1 (in the case of Fitch) provided always that where the Relevant Deposit Amount is less than 30 per cent. of the amount of the Funding Share, then the short-term, unsubordinated, unguaranteed and unsecured rating of such replacement financial institution required by S&P shall be at least A-1 (or in each case, such other rating as may be agreed between the parties hereto and the relevant Rating Agency from time to time) and (ii) being an authorised institution under FSMA) shall have entered into an agreement in form and substance similar to this Agreement; or

      (ii) if the then current ratings of the Ninth Issuer Notes would be adversely affected thereby.

      In either case the relevant Ninth Issuer Account Bank shall not be responsible for any costs or expenses occasioned by such termination and cessation. In the event of such termination and cessation, the relevant Ninth Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby.

9.    FURTHER ASSURANCE

      The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or reasonably desirable to give full effect to the arrangements contemplated by this Agreement.

10.   CONFIDENTIALITY

      None of the parties hereto shall during the term of this Agreement or after its termination disclose to any person whatsoever (except as provided herein or in any of the Transaction Documents to which it is a party or with the authority of the other parties hereto or so far as may be necessary for the proper performance of its obligations hereunder or unless required by law or any applicable stock exchange requirement or any governmental or regulatory authority or ordered to do so by a court of competent jurisdiction or by the Inland Revenue or the Commissioners of Customs and Excise or the Bank of England or the Financial Services Authority) any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may in the course of its duties hereunder have become possessed and each of the parties hereto shall use all reasonable endeavours to prevent any such disclosure.

11.   COSTS

      The Ninth Issuer agrees to pay the reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable legal costs and expenses) of each Ninth Issuer Account Bank in connection with the negotiation of this Agreement and the establishment of the Ninth Issuer Transaction Accounts respectively and the negotiation and execution of any further documents and the taking of any further action to be executed or taken pursuant to Clauses 7, 8 (other than Clauses 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.5 and 8.6(a)) and 9.

12.   NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

  (a) in the case of the Ninth Issuer Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM
         126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number
         (44) 1908 343 019) for the attention of Securitisation Team, Consumer Risk;

  (b) in the case of the Ninth Issuer, to Holmes Financing (No. 9) PLC, at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20

         7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Consumer Risk;

  (c) in the case of the Ninth Issuer Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number
         (44) 20 7964 6061/6399) for the attention of Global Structured Finance - Corporate Trust;

  (d) in the case of the Ninth Issuer Sterling Account Bank, to Abbey National plc at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with copies to (i) Abbey National plc, 21 Prescot Street, London E1 8AD (facsimile number (44) 20 7612 5088) for the attention of the Manager, Corporate Payment Operations and (ii) Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Consumer Risk; and

  (e) in the case of the Ninth Issuer Non-Sterling Account Bank, to Citibank, N.A. at Citigroup Centre, Canada Square, London E14 5LB (facsimile number [(44) 20 7500 2262]) for the attention of [Nigel Kilvington], or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 12.

13.   INTEREST

      The Ninth Issuer Account Banks shall pay, (a) in the case of the Ninth Issuer Sterling Account on the first day of each month (or if such day is not a London Business Day on the next succeeding London Business Day) in respect of the preceding month, and (b) in the case of the Ninth Issuer Dollar Account and the Ninth Issuer Euro Account on each Interest Payment Date in respect of the preceding Interest Period, interest on any cleared credit balances on such Ninth Issuer Transaction Accounts.

14.  WITHHOLDING

     All payments by a Ninth Issuer Account Bank under this Agreement shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event such Ninth Issuer Account Bank shall:

  (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

  (b) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding;

  (c) furnish to the Ninth Issuer or the Ninth Issuer Security Trustee (as the case may be) within the period for payment permitted by the relevant law, either:

             (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

             (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or withholding or equivalent evidence of the relevant deduction or withholding; and

  (d) account to the Ninth Issuer in full by credit to the relevant Ninth Issuer Transaction Account of an amount equal to the amount of any rebate, repayment or reimbursement of any deduction or withholding which the relevant Ninth Issuer Account Bank has made pursuant to this Clause 14 and which is subsequently received by such Ninth Issuer Account Bank.

15.   TAX STATUS

15.1 Each Ninth Issuer Account Bank: is a bank for the purposes of section 349 ICTA; is entering into this Agreement in the ordinary course of its business; will pay interest pursuant hereto in the ordinary course of such business; will bring into account payments (other than deposits) made under this Agreement in computing its income for United Kingdom Tax purposes; and will not cease to be or to do so otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement.

15.2 Each Ninth Issuer Account Bank will procure that any of its successors or assigns will provide the same representation as to its Tax status as is provided by the relevant Ninth Issuer Account Bank in Clause 15.1 above.

16.   ENTIRE AGREEMENT

      This Agreement and the schedules together constitute the entire agreement and understanding between the parties in relation to the subject matter hereof and cancel and replace any other agreement or understanding in relation thereto.

17.   VARIATION AND WAIVER

      No variation, waiver or novation of this Agreement or any provision(s) of this Agreement shall be effective unless it is in writing and executed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.   ASSIGNMENT

      Subject as provided in or contemplated by Clauses 5.1(f) and 7.2:

  (a) a Ninth Issuer Account Bank may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Ninth Issuer and the Ninth Issuer Security Trustee;

  (b) the Ninth Issuer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Ninth Issuer Account Banks and the Ninth Issuer Security Trustee; and

  (c) no Ninth Issuer Account Bank may act through any other branch other than the branch specified on page 1 of this Agreement without the prior written consent of the Ninth Issuer and the Ninth Issuer Security Trustee (such consent not to be unreasonably withheld).

19.   THE NINTH ISSUER SECURITY TRUSTEE

      The Ninth Issuer Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Ninth Issuer Cash Manager, any Ninth Issuer Account Bank or the Ninth Issuer hereunder.

20.   EXCLUSION OF THIRD PARTY RIGHTS

      The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which (when executed) shall be an original. Such counterparts, when taken together, shall constitute one and the same document.

22.   GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of England.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first before written.

                                  SCHEDULE 1

                            FORM OF ACCOUNT MANDATE

                                    PART 1

                 FORM OF NINTH ISSUER STERLING ACCOUNT MANDATE

                             IN THE FORM ATTACHED

                                    PART 2

               FORM OF NINTH ISSUER NON-STERLING ACCOUNT MANDATE

                             IN THE FORM ATTACHED

                                  SCHEDULE 2

               NOTICES OF CHARGE AND ACKNOWLEDGEMENTS OF RECEIPT

                                    PART 1

               NOTICE OF CHARGE - NINTH ISSUER STERLING ACCOUNT

To:                     Abbey National plc
                        Abbey National House
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN

For the attention of:   Company Secretary

With a copy to:         The Bank of New York, London Branch
                        48th Floor
                        One Canada Square
                        London E14 5AL

For the attention of:   Global Structured Finance - Corporate Trust

                                                                Date: [*], 2005

Dear Sirs,

RE: HOLMES FINANCING (NO. 9) PLC STERLING ACCOUNT NUMBER [*] (SORT CODE [*]) AND REFERENCE HOLMES FINANCING (NO. 9) PLC (THE NINTH ISSUER STERLING ACCOUNT)

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Abbey National plc and The Bank of New York, London Branch (the NINTH ISSUER SECURITY TRUSTEE), a copy of which is enclosed (the NINTH ISSUER DEED OF CHARGE), we:

(a) charged by way of first fixed charge all of our right, title, benefit and interest present and future in, to and under the Ninth Issuer Sterling Account and all sums of money standing to the credit thereof and all interest accruing from time to time thereon; and

(b) assigned all of our right, title, benefit and interest present and future in, to and under the Ninth Issuer Bank Account Agreement of even date herewith between ourselves, yourselves, the Ninth Issuer Non-Sterling Account Bank, the Ninth Issuer Security Trustee and Abbey National plc in its capacity as Ninth Issuer Cash Manager.

Accordingly, amounts may and shall be withdrawn from the Ninth Issuer Sterling Account in accordance with the provisions of the Ninth Issuer Cash Management Agreement only until receipt by you of notice in writing from the Ninth Issuer Security Trustee in which case you shall thereafter comply with all directions of the Ninth Issuer Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written confirmation of the Ninth Issuer Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Ninth Issuer Security Trustee at 48th Floor, One Canada Square, London E14 5AL for the attention of the Global Structured Finance - Corporate Trust.

This note of assignment is governed by, and construed in accordance with, the laws of England.

Yours faithfully,

.................................
for and on behalf of
HOLMES FINANCING (NO. 9) PLC

                                    PART 2

             NOTICE OF CHARGE - NINTH ISSUER NON-STERLING ACCOUNT

To:                     Citibank, N.A.
                        Citigroup Centre
                        Canada Square
                        London E14 5LB

For the attention of:   [Nigel Kilvington]

With a copy to:         The Bank of New York, London Branch
                        48th Floor
                        One Canada Square
                        London E14 5AL

For the attention of:   Global Structured Finance - Corporate Trust

                                                                Date: [*], 2005

Dear Sirs,

RE: HOLMES FINANCING (NO. 9) PLC NON-STERLING ACCOUNT, ACCOUNT NUMBER [*], (SORT CODE [*]) (ABA [*]) REFERENCE HOLMES FINANCING (NO.9) PLC, IBAN NO. [*] (IN RESPECT OF US DOLLARS) AND ACCOUNT NUMBER [*], (SORT CODE [*]) (SWIFT CODE [*]) REFERENCE HOLMES FINANCING (NO.9) PLC, IBAN NO. [*] (IN RESPECT OF EUROS) (THE NINTH ISSUER NON-STERLING ACCOUNTS)

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Abbey National plc and The Bank of New York, London Branch (the NINTH ISSUER SECURITY TRUSTEE), a copy of which is enclosed (the NINTH ISSUER DEED OF CHARGE), we:

(a) charged by way of first fixed charge all of our right, title, benefit and interest present and future in, to and under the above-referenced Ninth Issuer Non-Sterling Account and all sums of money standing to the credit thereof and all interest accruing from time to time thereon; and

(b) assigned all of our right, title, benefit and interest present and future in, to and under the Ninth Issuer Bank Account Agreement of even date herewith between ourselves, yourselves, the Ninth Issuer Sterling Account Bank, the Ninth Issuer Security Trustee and Abbey National plc in its capacity as Ninth Issuer Cash Manager.

Accordingly, amounts may and shall be withdrawn from the above-referenced Ninth Issuer Non-Sterling Account in accordance with the provisions of the Ninth Issuer Cash Management Agreement only until receipt by you of notice in writing from the Ninth Issuer Security Trustee in which case you shall thereafter comply with all directions of the Ninth Issuer Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written confirmation of the Ninth Issuer Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Ninth Issuer Security Trustee at 48th Floor, One Canada Square, London E14 5AL for the attention of the Global Structured Finance - Corporate Trust.

This note of assignment is governed by, and construed in accordance with, the laws of England.

Yours faithfully,

.........................
for and on behalf of
HOLMES FINANCING (NO. 9) PLC

                                    PART 3

                ACKNOWLEDGEMENT - NINTH ISSUER STERLING ACCOUNT

To:       Holmes Financing (No. 9) PLC
          Abbey National House
          2 Triton Square
          Regent's Place
          London NW1 3AN

and to:   Global Structured Finance - Corporate Trust
          The Bank of New York, London Branch
          48th Floor
          One Canada  Square
          London E14 5AL
          (the NINTH ISSUER SECURITY TRUSTEE)

                                                                Date: [*], 2005

For the attention of the Company Secretary

Dear Sir,

RE: HOLMES FINANCING (NO.9) PLC STERLING ACCOUNT NUMBER [*] (SORT CODE [*]) AND REFERENCE HOLMES FINANCING (NO. 9) PLC

We acknowledge receipt of the letter dated [*], 2005 from yourselves, a copy of which is attached. Words and expressions defined in that letter have the same meaning herein.

In consideration of your agreeing to maintain the above account, we now agree and confirm to the Ninth Issuer Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Ninth Issuer Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England.

Yours faithfully,

............................
for and on behalf of
ABBEY NATIONAL PLC

                                    PART 4

              ACKNOWLEDGEMENT - NINTH ISSUER NON-STERLING ACCOUNT

To:       Holmes Financing (No. 9) PLC
          Abbey National House
          2 Triton Square
          Regent's Place
          London NW1 3AN

and to:   Global Structured Finance - Corporate Trust
          The Bank of New York, London Branch
          48th Floor
          One Canada Square
          London E14 5AL
          (the NINTH ISSUER SECURITY TRUSTEE)

                                                                Date: [*], 2005

For the attention of the Company Secretary

Dear Sir,

RE: HOLMES FINANCING (NO.9) PLC NON-STERLING ACCOUNT, ACCOUNT NUMBER [*], (SORT CODE [*]) (ABA [*]) REFERENCE HOLMES FINANCING (NO.9) PLC, IBAN NO. [*] (IN RESPECT OF US DOLLARS) AND ACCOUNT NUMBER [*], (SORT CODE [*]) (SWIFT CODE [*]) REFERENCE HOLMES FINANCING (NO.9) PLC, IBAN NO. [*] (IN RESPECT OF EUROS)

We acknowledge receipt of the letter dated [*], 2005 from yourselves, a copy of which is attached. Words and expressions defined in that letter have the same meaning herein.

In consideration of your agreeing to maintain the above account, we now agree and confirm to the Ninth Issuer Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Ninth Issuer Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England.

Yours faithfully,

............................
for and on behalf of
CITIBANK, N.A.

                                  SIGNATORIES

NINTH ISSUER

SIGNED for and on behalf of                 )
HOLMES FINANCING (NO. 9) PLC                )

NINTH ISSUER CASH MANAGER AND
NINTH ISSUER STERLING ACCOUNT BANK

SIGNED for and on behalf of                 )
ABBEY NATIONAL PLC                          )

NINTH ISSUER SECURITY TRUSTEE

SIGNED for and on behalf of                 )
THE BANK OF NEW YORK, LONDON BRANCH         )

NINTH ISSUER NON-STERLING ACCOUNT BANK

SIGNED for and on behalf of                 )
CITIBANK, N.A.                              )